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Performant Financial Corporation
333 North Canyons Parkway
Livermore, California 94551

April 27, 2017
Dear Stockholder:
You are cordially invited to attend Performant Financial Corporation’s 2017 Annual Meeting of Stockholders on Tuesday, June 6, 2017. The Annual Meeting will begin promptly at 10:00 AM, P.D.T., at the Hilton Garden Inn located at 2801 Constitution Drive, Livermore, California, 94550.
The formal Notice of the Annual Meeting of Stockholders and the Proxy Statement have been provided as part of this invitation.
Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites stockholders’ receipt of proxy materials and lowers the cost of our annual meeting.
It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please vote your shares in accordance with the enclosed proxy materials. Your shares cannot be voted unless you sign, date and return the enclosed proxy, submit your proxy by telephone or the internet, or attend the Annual Meeting in person.
I look forward to seeing you on June 6, 2017.
Sincerely,

/s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer

PERFORMANT FINANCIAL CORPORATION
333 North Canyons Parkway
Livermore, California 94551

Notice of Annual Meeting of Stockholders
to be held June 6, 2017

To the Stockholders of Performant Financial Corporation:
The 2017 Annual Meeting of Stockholders of Performant Financial Corporation, a Delaware corporation (the “Company”), will be held at the Hilton Garden Inn located at 2801 Constitution Drive, Livermore, California, 94550, on Tuesday, June 6, 2017, at 10:00 AM, P.D.T. We are holding the Annual Meeting to:

•	Elect one Class II director to serve until the 2020 Annual Meeting of Stockholders or until such director's successor is elected and qualified;

•	Approve our Second Amended and Restated 2012 Stock Incentive Plan; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.
We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
We have selected April 17, 2017, as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof.
By Order of the Board of Directors
/s/ Hakan Orvell
Hakan Orvell
Secretary and Chief Financial Officer
April 27, 2017
YOUR VOTE IS VERY IMPORTANT
Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. If you do not attend the Annual Meeting in person you may vote your shares by proxy over the internet, by telephone or by mail. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options.

PERFORMANT FINANCIAL CORPORATION
333 North Canyons Parkway
Livermore, California 94551

PROXY STATEMENT

Annual Meeting of Stockholders
June 6, 2017
This proxy statement is being furnished to stockholders of Performant Financial Corporation in connection with the solicitation of proxies by our board of directors for use at our 2017 Annual Meeting of Stockholders, which is described below.
References to the “Company,” “we,” “us” or “our” throughout this proxy statement mean Performant Financial Corporation.
This proxy statement and accompanying form of proxy are made available to stockholders on or about April 27, 2017.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The 2017 Annual Meeting of Stockholders will be held on Tuesday, June 6, 2017, at 10:00 AM, P.D.T., at the Hilton Garden Inn located at 2801 Constitution Drive, Livermore, California, 94550.
What items will be voted on at the Annual Meeting?
The purpose of the Annual Meeting is to:

•	Elect one Class II director to serve until the 2020 Annual Meeting of Stockholders or until his successor is elected and qualified;

•	Approve our Second Amended and Restated 2012 Stock Incentive Plan; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.
We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.
How does the board of directors recommend that I vote?
Our board of directors unanimously recommends that you vote:

•	FOR the director nominee;

•	FOR the approval of our Second Amended and Restated 2012 Stock Incentive Plan; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

Who is entitled to vote at the Annual Meeting?
Stockholders at the close of business on April 17, 2017, the record date for the Annual Meeting, may vote at the Annual Meeting. Each stockholder is entitled to one vote per share held as of the record date for as many separate nominees as there are directors to be elected and one vote per share held as of the record date on any other matter presented.
Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?
Certain of our directors, officers and employees may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.
How do I vote my shares?
You may vote your shares in one of several ways, depending upon how you own your shares.
Shares registered directly in your name with Performant Financial Corporation (through our transfer agent, American Stock Transfer & Trust Company, LLC):

•	Via Internet: Stockholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards.

•	By Telephone: Stockholders of record may submit proxies by following the telephone voting instructions on each proxy card.

•
In Writing: Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominated director, "FOR" the approval of our Second Amended and Restated 2012 Stock Incentive Plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for 2017.

•
In Person at the Annual Meeting: Stockholders of record may vote by attending the Annual Meeting on Tuesday, June 6, 2017, at 10:00 AM, P.D.T., at the Hilton Garden Inn located at 2801 Constitution Drive, Livermore, California, 94550. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares of common stock held in “street” or “nominee” name (through a bank, broker or other nominee):

•
You may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet voting will depend on the voting process of the bank, broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•
If you own shares in “street name” through a broker and do not instruct your broker how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is considered to be “routine.” The election of the director nominee and the vote to approve our Second Amended and Restated 2012 Stock Incentive Plan are considered to be “non-routine” matters. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes, but will not be voted on the election of the director nominee or the vote to approve our Second Amended and Restated 2012 Stock Incentive Plan. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR the director nominee;

•	FOR the approval of our Second Amended and Restated 2012 Stock Incentive Plan; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.
How do I change or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling the number located on your proxy card and following the instructions or via the internet by going to the internet address on your proxy card and following the instructions.
If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.
What constitutes a quorum for purposes of the Annual Meeting?
On April 17, 2017, the record date, we had 50,488,045 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of the total number of shares of the Common Stock issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Both abstentions and broker non-votes will be treated as present for purposes of determining the existence of a quorum.
How are votes counted?
In the election of the nominee director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. For Proposals 2 and 3, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to Proposal 2 the abstention has the same effect as a vote “AGAINST” the proposal.
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (“FOR” the nominee to the board of directors, "FOR" the approval of our Second Amended and Restated 2012 Stock Incentive Plan, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017 and in the discretion of the proxy holders on any other matters that may properly come before the meeting).
Is cumulative voting permitted for the election of directors?
Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.
What vote is required to approve each item?
Our Bylaws provide that a plurality of the votes cast at the meeting is required to elect directors. This means that the nominee for director receiving the highest number of votes cast will be elected. An abstention or a broker non-vote will not have any effect on the election of directors.
The affirmative vote of a majority of the voting power of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve our Second Amended and Restated 2012 Stock Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker or nominee can vote your shares at its discretion only on Proposal 3. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.
Can I attend the Annual Meeting in person?
We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by us. Evidence of share ownership may be in the form of a valid stock certificate, or an account statement from our transfer agent or from a bank, broker or other nominee that evidences ownership as of the record date. Note that in order to vote at the meeting, beneficial owners who own shares in “street name” must present a legal proxy from the record holder of the shares. Stockholders of record must bring a copy of the proxy card in order to be admitted to the Annual Meeting. You should also be prepared to present photo identification for admittance.
Will any other matters be presented at the Annual Meeting?
We do not expect any matters, other than those included in this proxy statement, to be presented at the 2017 Annual Meeting of Stockholders because the deadline set forth in our bylaws for nominations for election as a director or to propose other business has already passed. Nonetheless, if you execute and deliver a proxy in the form provided and other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on those other matters.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our board of directors is divided into three classes serving staggered three-year terms. The nominee listed below has been nominated by our board of directors at the recommendation of our nominating and governance committee in accordance with its charter, our Amended and Restated Bylaws and Corporate Governance Guidelines. The nominee is now a member of the board of directors. We have no reason to believe that this nominee will be unable to serve as a director. If the nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the board of directors or we may reduce the number of members of the board of directors. We recommend a vote FOR the nominee listed below.
Nominee for Election at This Meeting for a Term Expiring in 2020
William D. Hansen has served as a member of our board of directors since December 2011. Since July 2013, Mr. Hansen has served as chief executive officer and president of Strada Education Network, formerly called USA Funds, a non-profit organization focused on higher education and workforce challenges. From July 2011 through July 2013, Mr. Hansen served as the chief executive officer of Madison Education Group, LLC, an education-related consulting firm. From July 2009 to December 2010, he served as the president of Scantron Corporation, a provider of assessment and survey solutions. Mr. Hansen also served as the chairman of Scantron Corporation from September 2010 to July 2011. Mr. Hansen held various leadership positions at Chartwell Education Group, LLC, an education-related consulting firm, from July 2005 to July 2009, including chief executive officer and senior managing director. Mr. Hansen served as the Deputy Secretary at the United States Department of Education from May 2001 to July 2003. He served as a director of the First Marblehead Corporation from 2003 until that company was acquired in 2016. Mr. Hansen received a Bachelor’s degree in Economics from George Mason University. Mr. Hansen’s extensive experience in the student loan market provides valuable insight for the members of our board of directors.
Our Bylaws provide that a plurality of the votes cast at the meeting is required to elect directors. This means that the nominee for director receiving the highest number of votes cast will be elected. An abstention or a broker non-vote will not have any effect on the election of directors.
Unless authority is withheld, the persons named as proxies in the accompanying proxy will vote for the election of the nominee named above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEE.

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers and directors, and their ages and positions as of April 17, 2017, are as set forth below:

Name	Age	Position
Lisa C. Im	52	Chief Executive Officer and Board Chair
Harold T. Leach, Jr.	59	Chief Compliance Officer
Hakan L. Orvell	59	Vice President and Chief Financial Officer
Jeffrey R. Haughton	41	Chief Operating Officer
Ian A. Johnston	62	Vice President and Chief Accounting Officer
Simeon M. Kohl	50	Vice President of Healthcare
Todd R. Ford (1)(2)(3)	50	Director
Brian P. Golson	46	Director
Bruce E. Hansen (1)(3)	58	Director
William D. Hansen (1)(2)	57	Director
Bradley M. Fluegel (2)(3)	55	Director
(1)    Member of the audit committee.
(2)    Member of the compensation committee.
(3)    Member of the nominating and governance committee.
Board of Directors
Below is additional biographical information about our directors, other than directors nominated for re-election at the Annual Meeting:
Directors Continuing in Office until 2018 (Class III)
Lisa C. Im has served as our Chief Executive Officer since April 2004 and as a member of our board of directors since January 2004. Ms. Im was elected by our board of directors to serve as the Chair of the board of directors in August 2014. From 2002 to 2004, she was Managing Director and Chief Financial Officer of our predecessor before it was acquired by Parthenon Capital Partners. From 1996 to 2002, Ms. Im was with Bestfoods Corporation, a food products manufacturer, from 1996 to 2002 where she gained broad experience including in general management as well as executive financial positions for various regions of Bestfoods Corporation. Ms. Im received a Bachelor of Business Administration in Marketing from Loma Linda University and a Master of Business Administration in Finance from California State University, East Bay. Ms. Im’s experiences and perspectives as our Chief Executive Officer led to the conclusion that she should serve as a member of our board of directors.
Bradley M. Fluegel has served as a member of our board of directors since February 2014. Since October 2012, Mr. Fluegel has served as a Senior Vice President for Walgreen Co. From April 2011 to September 2012, Mr. Fluegel served as executive in residence at Health Evolution Partners, a healthcare private equity firm. Prior to joining Health Evolution Partners, Mr. Fluegel served as executive vice president and chief strategy and external affairs officer of WellPoint, Inc. from September 2007 to December 2010. Prior to that, Mr. Fluegel served as senior vice president of national accounts and vice president, enterprise strategy at Aetna.  Mr. Fluegel received a master’s degree in public policy from Harvard University’s Kennedy School of Government and a bachelor of arts in business administration from the University of Washington. He also serves as a lecturer at the University of Pennsylvania’s Wharton School of Business.  Mr. Fluegel’s extensive experience with leading companies in the healthcare market provides valuable insight for the members of our board of directors.

Bruce E. Hansen has served as a member of our board of directors since April 2013. In March 2002, he co-founded ID Analytics and led the company as its Chair and Chief Executive Officer until its sale to LifeLock in March 2012. Prior to founding ID Analytics, he was President of HNC Software Inc., a provider of analytic software solutions for financial services, telecommunications and healthcare firms. Mr. Hansen has served as a director of Mitek Systems, Inc. (NASDAQ: MITK) since October 2012 and as a director of Verisk Analytics (NASDAQ: VRSK) since May 2015. He has served as Chair of the Board of Directors for the San Diego Software Industry Council for many years and is also a past member of the San Diego American Electronics Association Technology CEO Board. Mr. Hansen holds a Bachelor's degree in Economics from Harvard University and a Master of Business Administration in Finance from the University of Chicago. Mr. Hansen’s extensive experience in leading companies in the financial services, big data, and analytics markets provides valuable insight for the members of our board of directors.
Directors Continuing in Office until 2019 (Class I)
Todd R. Ford has served as a member of our board of directors since October 2011. Since May 2015 he has served as the chief financial officer of Coupa Software. Prior to that he served as the Chief Financial Officer of MobileIron, Inc., a mobile IT platform company for enterprises, from December 2013 to May 2015. From June 2012 to July 2013, Mr. Ford served as the co-Chief Executive Officer and Chief Operating Officer of Canara, Inc., a provider of power systems infrastructure and predictive services. From July 2007 to December 2013, Mr. Ford also served as the Managing Director of Broken Arrow Capital, a venture capital firm he founded in July 2007. From April 2006 to May 2007, Mr. Ford served as President of Rackable Systems, Inc., a manufacturer of server and storage products for large-scale data center deployments (subsequently named Silicon Graphics International Corporation) and from December 2002 to April 2006, he served as Chief Financial Officer of Rackable Systems. Mr. Ford received a Bachelor’s degree in Accounting from Santa Clara University. Mr. Ford’s executive experience with public companies, as well as his expertise in growing technology companies, provides valuable insight for the members of our board of directors.
Brian P. Golson has served as a member of our board of directors since January 2008. Mr. Golson is the managing partner of Parthenon Capital Partners and has been with Parthenon since 2002. Prior to Parthenon, Mr. Golson held leadership positions with Everdream and GE Capital. Mr. Golson received a Bachelor’s degree in Economics from the University of North Carolina, Chapel Hill and a Master of Business Administration from Harvard University. Mr. Golson’s strategic, financial and mergers and acquisition experience provides valuable insight for the members of our board of directors.
Director Compensation
Our non-employee, independent directors receive an annual retainer of $30,000, prorated for partial service in any year and paid in cash. The non-employee, independent members of our audit committee, compensation committee and nominating and governance committee, other than the chairpersons of those committees, receive an additional annual retainer of $10,000, $6,000 and $5,000, respectively. The chairpersons of our audit committee, compensation committee and nominating and governance committee each receive an additional annual retainer of $20,000, $12,000 and $10,000, respectively. Mr. Golson’s cash compensation is paid to Parthenon Capital Partners at Mr. Golson’s direction.
Our non-employee, independent directors other than Mr. Golson also receive an annual grant of restricted stock units valued at $75,000, vesting in full on the date of the following annual meeting of stockholders or upon a change of control. Mr. Golson receives a conditional cash award of $75,000, vesting upon the same events as the restricted stock units granted to other non-employee, independent directors, and will be paid to Parthenon Capital Partners at Mr. Golson’s direction. New directors are granted restricted stock units valued at $100,000 upon election to the board, vesting ratably over four years or upon a change of control. Our directors do not receive additional fees for attendance at a meeting of our board of directors or a committee of the board.
The table below summarizes the compensation paid by the Company to our non-employee independent directors for the fiscal year ended December 31, 2016. Mr. Golson did not receive compensation paid by the Company for his service as a director in the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)(2)	Option Awards	Total($)
Bruce E. Hansen	50,000	75,000	—	125,000
William D. Hansen	61,000	75,000	—	136,000
Todd R. Ford	61,000	75,000	—	136,000
Bradley M. Fluegel	47,000	75,000	—	122,000
Brian P. Golson (3)	75,000	—	—	75,000

(1)
The value of this stock award is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718) for financial reporting purposes. See Note 7(b) of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

(2)
Each of our non-employee, independent directors were awarded restricted stock units valued at $75,000 on June 16, 2016 (which equated to 46,296 stock units), vesting in full on June 6, 2017, the date of the annual meeting of stockholders.

(3)
Mr. Golson's cash compensation is paid to Parthenon Capital Partners at Mr. Golson's direction. In lieu of an equity award, Mr. Golson receives a $75,000 cash award vesting under the same circumstances as director restricted stock units.

Corporate Governance Guidelines; Code of Business Conduct and Ethics
We have established a corporate governance program to help guide our Company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our board of directors has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our Company. In addition, all standing committees of our board of directors operate under charters that describe the responsibilities and practices of each committee. The charters of our standing committees are available on the Investor Relations page of our corporate website at investors.performantcorp.com under the Corporate Governance tab.
We have adopted a Conflict of Interest and Ethics Policy, or Ethics Policy, which provides ethical standards and corporate policies that apply to all of our officers and employees. Our Ethics Policy requires, among other things, that our officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers and Directors that applies to senior management and directors and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.
Composition of the Board of Directors
Our Third Amended and Restated Certificate of Incorporation provides that our board shall consist of not fewer than five and not more than fifteen directors as the board of directors may from time to time determine. Our board of directors currently consists of six directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can only be filled by resolution of our board of directors. Our board of directors is currently divided into three classes, each serving staggered, three-year terms:

•	Our Class I directors are Todd R. Ford and Brian P. Golson and their terms will expire at the Annual Meeting of Stockholders in 2019;

•	Our Class III directors are Lisa C. Im, Bradley M. Fluegel and Bruce E. Hansen and their terms will expire at the Annual Meeting of Stockholders in 2018; and

•	Our Class II director is William D. Hansen and his term will expire at this Annual Meeting of Stockholders.
As a result, only one class of directors will be elected at each Annual Meeting of Stockholders, with the other classes continuing for the remainder of their respective terms.

Our board of directors has determined that Messrs. Ford, Golson, W. Hansen, B. Hansen and Fluegel are “independent directors” as defined under the rules of NASDAQ.
In July 2012, we entered into a Director Nomination Agreement with an affiliate of Parthenon Capital Partners, which we refer to as Parthenon Capital Partners, that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of our Common Stock outstanding. The material provisions of the Director Nomination Agreement are described below under the heading “Directors and Officers—Director Nomination Policy”.
Our board of directors met a total of twelve times in 2016. During 2016, all of our directors attended at least 75% of the meetings of our board of directors held during their tenure and 75% of the meetings, if any, of the committees of the board of directors upon which they served. Our board of directors does not have a policy requiring director attendance at annual meetings of our stockholders. One director attended our 2016 Annual Meeting of Stockholders.
Leadership Structure of the Board of Directors
Our board of directors selects the Chair of the board of directors in the manner and upon the criteria that it deems best for the Company at the time of selection. The board of directors does not have a prescribed policy on whether the roles of the Chair and Chief Executive Officer should be separate or combined. The board of directors will periodically evaluate whether this leadership structure is in the best interests of the stockholders.
Lisa C. Im is our Chief Executive Officer and the Chair of the Company’s board of directors. As Chair of the board of directors, Ms. Im presides over each meeting of the board of directors, approves meeting agendas and schedules and notifies other members of the board of directors regarding any significant concerns of stockholders or interested parties of which she becomes aware. The Chair of the board of directors also presides over stockholders’ meetings. We believe that our current board leadership structure is appropriate for the Company because it allows for common, strong leadership, with one individual having primary responsibility for both board-level and operational matters.
In February 2014, our board appointed Mr. W. Hansen as the board's lead independent director with the primary responsibility to call and preside at executive sessions of our independent directors and to consult with the Chair regarding meeting agendas.
Committees of the Board of Directors
Audit committee. Our audit committee consists of Messrs. W. Hansen, B. Hansen and Ford. Mr. Ford serves as the chairperson of this committee. The audit committee met four times in 2016. Our board of directors has determined that Mr. Ford is an audit committee financial expert, as defined by the rules promulgated by the Securities and Exchange Commission, or the SEC. Our audit committee is composed entirely of independent directors.
In accordance with its charter, our audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. It engages our independent registered public accounting firm, approves the services performed by our independent registered public accounting firm and reviews their reports regarding our accounting practices. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management.
Compensation committee. Our compensation committee consists of Messrs. Ford, W. Hansen and Fluegel. Mr. Fluegel serves as chairperson of this committee. Our compensation committee met six times in 2016. Our compensation committee reviews and makes recommendations for approval by our board of directors regarding our general compensation policies and the compensation provided to our directors and executive officers. The compensation committee also reviews and makes recommendations for approval by our board of directors regarding bonuses for our officers and other employees. In addition, the compensation committee reviews and makes recommendations for approval by our board of directors regarding equity-based compensation for our directors and executive officers, approves equity based compensation for other employees and administers our stock option plans and employee stock purchase plan. Our compensation committee is composed entirely of independent directors.

Nominating and governance committee. Our nominating and governance committee consists of Messrs. Ford, Fluegel and B. Hansen. Mr. B. Hansen serves as chairperson of this committee. The nominating and governance committee met four times in 2016. The nominating and governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating and governance committee is composed entirely of independent directors.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.
Role of Our Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for oversight of our risk management process. The nominating and governance committee periodically evaluates our risk management process and system in light of the nature of the material risks we face. Our compensation committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on us. Our audit committee periodically assesses any major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee also has the responsibility to oversee management’s assessment of major legal and regulatory risk exposures and management’s implementation of policies and procedures to address these risks. To the extent risk oversight is a focus of one or more committees of the board of directors, those committees report key findings periodically to the full board of directors.
Director Nomination Policy
Our nominating and governance committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our board of directors for nomination or election. Our board of directors nominates directors for election at each annual meeting of stockholders, and elects new directors to fill vacancies if they occur.
Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director.
Prior to our annual meeting of stockholders, our nominating and governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. Subject to the Director Nomination Agreement described below, these candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the nominating and governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board of directors or other event, then the committee considers whether to recommend the nomination of a new director or to recommend a decrease in the size of the board of directors. If the decision is to nominate a new director, then the nominating and governance committee considers various candidates for membership on the board of directors, including those suggested by committee members, other members of the board of directors, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the nominating and governance committee based on the membership criteria described above and set forth in our Governance Guidelines.
We are party to a Director Nomination Agreement with Parthenon Capital Partners that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of our common stock outstanding. The number of nominees that Parthenon Capital

Partners is entitled to designate under this agreement bears the same proportion to the total number of members of our board of directors as the number of shares of our common stock beneficially owned by Parthenon Capital Partners bears to the total number of shares of our common stock outstanding, rounded up to the nearest whole number. In addition, Parthenon Capital Partners is entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Parthenon Capital Partners’ beneficial ownership at such time. Parthenon Capital Partners also has the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will terminate at such time as Parthenon Capital Partners owns less than 10% of our outstanding common stock.
A stockholder who wishes to recommend a prospective nominee to the board of directors for consideration by the nominating and governance committee should notify our Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information — Stockholder Proposals for the 2018 Annual Meeting” in this proxy statement.
Each notice delivered by a stockholder who wishes to recommend a nominee to the board of directors for consideration by the nominating and governance committee generally must include the following information about the proposed nominee:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation of the proposed nominee;

•	the number of shares of our capital stock beneficially owned by the proposed nominee;

•	a description of all compensation and other relationships during the past three years between the stockholder and the proposed nominee;

•	any other information relating to the proposed nominee required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, the Exchange Act; and

•	the proposed nominee’s written consent to serve as a director if elected.
The nominating and governance committee may require any proposed nominee recommended by a stockholder to furnish such other information as the nominating and governance committee may reasonably require, including, among other things, information to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.
In addition, a stockholder may nominate an individual for election at an annual meeting, without the approval of our nominating and governance committee, by following the procedures set forth in Article 3 of our Amended and Restated Bylaws and summarized below under “General Information - Stockholder Proposals for the 2018 Annual Meeting”.
Communications with Directors
Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:
Chair of the Board
Performant Financial Corporation
333 North Canyons Parkway
Livermore, California 94551
Executive Officers
Below is additional biographical information about our executive officers, other than one executive officer that serves as a director:
Harold T. Leach, Jr. has served as Chief Compliance Officer of the Company since April 2016. Prior to his role as Chief Compliance Officer, Mr. Leach served as Chief Operating Officer of the Company and our predecessor since May 1982. In these roles, Mr. Leach has been a key participant in the development of our recovery processes and compliance program.

During his tenure, Mr. Leach has led the development of our proprietary technology platform and has served as subject matter expert on key Congressional initiatives related to improving the efficacy of government debt management. Mr. Leach also led the development and implementation of our audit and recovery technology operations.
Hakan L. Orvell has served as our Chief Financial Officer since November 2006. He is responsible for the Company’s corporate finance, accounting, financial planning and analysis. Mr. Orvell has over 20 years of experience from various industries and his previous experience includes service as chief financial officer of Neopost, Inc., a manufacturer of office equipment. He has also held various financial leadership positions with Corporate Express (which later became known as Staples), a large business-to-business distributor of office and computer products, including vice president and controller in both a division and regional capacity. He received his Certified Public Accountant accreditation in Illinois and received a Master of Business Administration from the University of Stockholm.
Jeffrey R. Haughton has served as our Chief Operating Officer since April 2016. Prior to his role as Chief Operating Officer, Mr. Haughton served as our Executive Vice President since joining Performant in July 2014. Mr. Haughton is responsible for operational strategy, production, and technology across our businesses. He is also responsible for several of our key operational and growth initiatives including evaluating and implementing changes to our organizational structure to drive our operational and strategic objectives.  From July 2013 until joining Performant in July 2014, Mr. Haughton was a Managing Director of Investment Banking at Financial Technology Partners. Prior to joining Financial Technology Partners, Mr. Haughton spent 15 years with Goldman, Sachs & Co. until October 2013. At Goldman, Sachs & Co., Mr. Haughton was a Managing Director specializing in the financial services and financial technology sectors. He received his Bachelor’s Degree in Economics from The University of California, Los Angeles.
Ian A. Johnston has served as our Vice President and Chief Accounting Officer since April 2017. Prior to appointment as Vice President and Chief Accounting Officer, Mr. Johnston served as the Company’s Corporate Controller since 2005.  Mr. Johnston has 30 years of experience in a variety of industries, including service as Vice President and Corporate Controller of InVision Technologies, Inc., a manufacturer of airport security screening devices, and Corporate Controller of CardioGenesis Corporation, a medical device company.  He received his Certified Public Accountant accreditation in California, and received a Bachelor’s Degree in Economics and an MBA from the University of California, Berkeley.
Simeon M. Kohl has served as our Vice President of Healthcare since April 2017. Prior to appointment as Vice President of Healthcare, Mr. Kohl served as the Company’s Vice President of Sales and Account Management since February 2012. Mr. Kohl has more than 20 years of executive management experience and an extensive background in Healthcare cost containment and related services. As the Company’s Vice President of Sales and Account Management, Mr. Kohl led Performant’s Commercial Healthcare growth initiatives and client facing programs. Prior to joining the Company, Mr. Kohl served as CEO for HOPS International, Inc., a leading provider of Integrity based analytic solutions for the healthcare and financial industries.  Prior to joining HOPS, Mr. Kohl held various senior sales and business development positions with Apple Computer and other privately held technology companies.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
We have a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is required to conduct a review of all relevant facts reasonably available to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. All of the transactions described below were entered into prior to the adoption of such policy in connection with our initial public offering in August 2012.
Registration Agreement
On January 8, 2004, in connection with the consummation of our acquisition by investment funds controlled by Parthenon Capital Partners and certain other stockholders, or the Acquisition, we entered into a registration agreement with Parthenon Capital Partners and certain other stockholders. This agreement was amended, effective upon the closing of our initial public offering in August 2012. The registration agreement, as amended, provides the stockholders party thereto with certain demand registration rights in respect of the shares of our common stock held by them. In addition, if we register additional shares of common stock for sale to the public, we are required to give notice of such registration to the stockholders who are party to the registration agreement of our intention to effect such a registration, and, subject to certain limitations, such holders will have piggyback registration rights providing them with the right to require us to include shares of common stock held by them in such registration. We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the stockholders described above. The registration rights agreement includes lock up obligations that restrict the sale of securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. We are also restricted from engaging in any public sale of equity securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. The registration agreement includes customary indemnification provisions in favor of the stockholders who are parties thereto and any person who is or might be deemed a controlling person of the stockholders within the meaning of the Securities Act and related parties against liabilities under the Securities Act incurred in connection with the registration of any of our securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by us under the securities laws relating to any such registrations. We have agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that we will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.
Director Nomination Agreement
In July 2012, we entered into a Director Nomination Agreement with Parthenon Capital Partners that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of common stock outstanding. The material provisions of the Director Nomination Agreement are described above under the heading “Directors and Officers—Director Nomination Policy”.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Amended and Restated Bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law, subject to certain exceptions.

EXECUTIVE COMPENSATION
Executive Compensation
Compensation Philosophy and Objectives
Our compensation philosophy is to align executive compensation with the interests of our stockholders and therefore to establish financial objectives that our board of directors believes are primary determinants of long-term stockholder value. The primary goal of our executive compensation program is to ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation programs are designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:

•	to reward our named executive officers for sustained financial and operating performance and leadership excellence;

•	to align their interests with those of our stockholders; and

•	to encourage our named executive officers to remain with us for the long-term.
Compensation Determination Process
All compensation decisions for our executive officers are made by the independent members of our board of directors, generally following the recommendation of our compensation committee. Typically, our Chief Executive Officer makes recommendations to our compensation committee regarding compensation for our executive officers, provided, however, that our Chief Executive Officer makes no recommendations as to her own compensation. Our compensation committee’s recommendations are based on its assessment of the performance of our Company and each individual executive officer, as well as other factors, such as prevailing industry trends. In making recommendations on salaries, annual incentives and equity compensation in 2016, our compensation committee retained the services of compensation consultant Compensia, Inc. to assist in designing our executive compensation program and in identifying market benchmarks for purposes of evaluating the reasonableness and competitiveness of such program.
Elements of Compensation
The primary components of compensation for our Chief Executive Officer and our three other executive officers in fiscal year 2016, whom we refer to as the named executive officers, were base salary, annual incentive compensation and equity-based compensation.
Base Salary
We pay our named executive officers a base salary based on the experience, skills, knowledge and responsibilities required of each officer, as well as base salaries of executive officers at companies we view as competitors. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us.
Annual Incentive Plan
To date, our board of directors has not adopted a formal plan or set of formal guidelines with respect to annual incentive or bonus payments, and has rather relied on an annual assessment of the performance of our executives during the preceding year to make annual incentive and bonus determinations.
Long-Term Equity Compensation
We provide our named executive officers with long-term equity compensation through our Amended and Restated 2012 Stock Incentive Plan. We believe that providing our named executive officers with an equity interest brings their interests in line with those of our stockholders and that including a vesting component to those equity interests encourages named executive officers to remain with us for the long-term. Long-term incentive awards are made under our Amended and Restated 2012 Stock Incentive Plan, under which we are authorized to issue stock options, restricted stock or other equity-

based awards denominated in shares of our common stock. The plan is administered by the compensation committee, and the compensation committee recommends grants to our executive officers for approval by the independent members of our board of directors, and is authorized to make awards or delegate the authority to make awards to employees other than the executive officers. The committee also sets the standard terms for awards under the plan each year.
On April 6, 2017, the compensation committee recommended, and our board of directors approved, the award of performance-based restricted stock units to certain of our executive officers. The awards cover a total of 144,000 shares and are intended to tie our executives’ compensation to the trading price of shares of our common stock while also reducing the dilutive effect of equity awards to our stockholders. The compensation committee believes that having a portion of our executives’ long-term incentive compensation in the form of restricted stock units is best correlated with performance by including a performance vesting condition on the awards. Each performance share award made in April 2017 will vest over a three or four year period based upon continuing service and the trading price of our common stock during the relevant vesting period. Specifically, and subject to the vesting limitations described in the following sentence, the trading price for our shares will need to be sustained for 60 consecutive trading days for one of the following vesting thresholds to have been met: (1) $2.75 stock price for 60 consecutive trading days triggers 33% vesting; (2) $3.00 stock price for 60 consecutive trading days triggers 67% vesting; and (3) $3.25 stock price for 60 consecutive trading days triggers 100% vesting (the “Share Price Thresholds”). Upon each of the first, second, third and fourth year anniversaries of the grant date, if the Share Price Thresholds have been achieved during the preceding year and assuming the grantee’s continued service (1) up to a maximum of 33% of the restricted stock units will vest upon the Year 1 anniversary date; (2) up to 67% of the restricted stock units will vest upon the Year 2 anniversary date; and (3) up to 100% of the restricted stock units will vest upon Year 3 or Year 4 anniversary date. Restricted stock units that would vest solely on the basis of the share price thresholds but exceed the maximum vesting limitations for Year 1 or Year 2, will not vest until the subsequent anniversary date or dates (for example, if the $3.25 trading price threshold is attained within the Year 1, the Restricted Stock Units will vest 33% after Year 1, 67% after Year 2 and 100% after Year 3).  Linear interpolation will be applied between milestones for determining vesting on the Year 3 and Year 4 anniversary dates.
At her insistance and based in part upon her being one of our significant stockholders, Ms. Im has not received any form of equity compensation during 2015 and 2016.
Other Supplemental Benefits
Our named executive officers are eligible for the following benefits on a similar basis as other eligible employees:

•	health, dental and vision insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	401(k) plan.

Summary Compensation Table
The following table presents information concerning the total compensation of our named executive officers for services rendered to us in all capacities for the fiscal years ended December 31, 2016 and December 31, 2015:

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	All other Compensation($)		Total($)
Lisa C. Im	2016	400,005	230,000	—	20,259	(2)	650,264
Chief Executive Officer and Chair of the Board of Directors	2015	418,467	—	—	23,787	(3)	442,254

Harold T. Leach, Jr.	2016	277,929	170,000	208,800	23,173	(4)	679,902
Chief Compliance Officer	2015	366,156	—	228,000	23,930	(5)	618,086

Hakan L. Orvell	2016	320,008	120,000	208,800	3,235	(6)	652,043
Vice President and Chief Financial Officer	2015	332,316	50,000	228,000	5,125	(6)	615,441

Jeffrey R. Haughton	2016	331,859	130,000	356,527	527	(6)	818,913
Chief Operating Officer	2015	311,558	50,000	439,030	442	(6)	801,030

(1)
The value of the equity awards is based on the fair value of the award as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures. Our assumptions with respect to the calculation of these values are set forth in Note 7 “Stock-based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal years ended December 31, 2016 and 2015. Regardless of the value on the grant date, the actual value that may be recognized by the executive officers will depend on the market value of our common stock on a date in the future when a stock award vests or a stock option is exercised.

(2)	Includes payments for vehicle allowance ($18,000) and life insurance benefits ($2,259).

(3)	Includes payments for vehicle allowance ($18,000) and life insurance benefits ($5,787).

(4)	Includes payments for vehicle allowance ($20,400) and life insurance benefits ($2,773).

(5)	Includes payments for vehicle allowance ($20,400) and life insurance benefits ($3,530).
(6)    Payments for life insurance benefits.

Outstanding Equity Awards at Fiscal Year-End
The following table presents information on all outstanding equity awards held by our named executive officers as of December 31, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#)			Option Exercise Price ($/share)	Expiration Date of Options	Number of Shares or Units of Stock that have not Vested(#)		Market Value of Shares or Units of Stock that have not Vested($)(1)
	Exercisable		Unexercisable
Lisa C. Im	131,250		—	0.50	1/24/2018	—		—
	71,000		—	0.50	1/26/2018	—		—
	200,000		—	1.18	9/15/2019	—		—
	714,737	(2)	109,950	10.60	8/10/2022	—		—
	45,000	(2)	15,000	13.55	3/7/2023	—		—
Harold T. Leach, Jr.	238,259	(2)	36,637	10.60	8/10/2022	26,500	(4)	62,275
	22,500	(2)	7,500	13.55	3/7/2023	37,500	(5)	88,125
	—		—	—		120,000	(7)	282,000
Hakan L. Orvell	103,197		—	0.50	1/18/2018	25,750	(4)	60,513
	119,130	(2)	18,318	10.60	8/10/2022	37,500	(5)	88,125
	—		—	—		120,000	(7)	282,000
Jeffrey R. Haughton	60,419	(3)	39,581	10.55	7/15/2024	20,000	(6)	47,000
	47,371	(3)	56,249	3.57	3/17/2025	37,500	(5)	88,125
	—	(3)	60,000	1.74	2/22/2026	90,000	(7)	211,500
	—		—	—		82,270	(4)	193,335

(1)	The market value is based on $2.35 per share market price of our common stock on December 30, 2016.

(2)
The option award vests as to 1/5th of the total number of shares subject to the option 12 months after the vesting commencement date, and the remaining shares vest at a rate of 1/60th of the total number of shares subject to the option each month thereafter, provided that the holder remains in continuous service through each vest date.

(3)
The option award vests as to 1/4th of the total number of shares subject to the option 12 months after the vesting commencement date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter, provided that the holder remains in continuous service through each vest date.

(4)
The restricted stock award vests in four equal annual installments on each of the first four anniversaries of the grant date, provided that the holder remains in continuous service through each vest date.

(5)
The restricted stock award vests as to 50% of the covered shares on March 5, 2016 and as to 25% of the covered shares on each of March 5, 2017 and March 5, 2018, provided that the holder remains in continuous service through each vest date.

(6)
The restricted stock award vests in 10,000 unit increments on each of July 15, 2015, July 15, 2016, July 15, 2017, and July 15, 2018, provided that the holder remains in continuous service through each vest date.

(7)
Restricted Stock Unit Award vests as to 25% of the covered shares on March 7, 2017 and as to 25% the covered shares on each of the first, second and third anniversaries of the initial vest date, provided that the holder remains in continuous service through each vest date.

Employment and Change in Control Agreements
The section below describes the employment agreements that we have entered into with our Chief Executive Officer and Chair of our board of directors, as well as the form of employment agreement that each of our other executive officers entered into.
Chief Executive Officer
We entered into an employment agreement with Lisa C. Im, our Chief Executive Officer and Chair of the board of directors, on April 2, 2002, and this agreement has been subsequently amended. As amended, the agreement grants Ms. Im a salary of $33,334 per month, an automobile allowance of $1,500 per month and a Company-paid life insurance policy with a $1 million death benefit. This agreement also contains confidential information and invention assignment provisions.
Other Named Executive Officers
Each of our named executive officers, other than Ms. Im, has entered into our standard employment agreement. Our standard employment agreement provides for the named executive officer’s initial salary at the time of the agreement and grants the named executive officer the right to participate in our standard benefit plans. This agreement also contains confidential information and invention assignment provisions and does not provide for severance.
Potential Payments Upon Change of Control
We have also entered into a change of control agreement with Ms. Im. This agreement, as amended, provides that upon a triggering termination which follows a change in control by no more than two years, Ms. Im is entitled to receive a payment equal to her highest annual salary in effect during any period of 12 consecutive months within the 60 months immediately preceding the date of the triggering termination plus her highest annual bonus awarded in any of the three calendar years immediately preceding the year of the triggering termination. As of December 31, 2016, the aggregate change of control payment would be equal to $870,322 for Ms. Im.
For purposes of Ms. Im’s change of control agreement:

•
A Change in control occurs (i) if any person or group becomes the beneficial owner of 50% of the Company’s voting securities, (ii) if certain changes of the individuals who constitute the board of directors occur during any period of two consecutive years, (iii) upon consummation of a reorganization, merger or consolidation unless certain conditions are met, or (iv) upon stockholder approval of a complete liquidation of the Company.

•
Triggering termination is defined as Ms. Im’s termination for any reason other than (i) her death, (ii) her disability that entitles her to receive long-term disability benefits from the Company, (iii) her retirement on or after the age of 65, (iv) her termination for cause, or (v)  her resignation of employment for good reason.

•
Cause is defined as (i) the criminal conviction for embezzlement from the Company, (ii) the violation of a felony committed in connection with employment, (iii) the willful refusal to perform the reasonable duties of her position with the Company, (iv) the willful violation of the policies of the Company which is determined in good faith by the board of directors to be materially injurious to the employees, directors, property, or financial condition of the Company, or (v) the willful violation of the provisions of a confidentiality or non-competition agreement with the Company.

•
Good reason is defined as (i) a reduction in Ms. Im’s salary that was in effect immediately prior to a change of control, (ii) the relocation of the Company’s office that would add 35 miles or more to Ms. Im’s commute, or (iii) if the Company reduces certain benefits or vacation days that Ms. Im received prior to the change of control.

Retirement Plans

Except as described below, we currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.
We do maintain a 401(k) plan that is tax-qualified for our employees, including executive officers. We do not offer employer matching or other employer contributions to the 401(k) plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 17, 2017 about the number of shares of Common Stock beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our current executive officers named under “Executive Compensation—Summary Compensation Table”;

•	each of our directors; and

•	all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Performant Financial Corporation, 333 North Canyons Parkway, Livermore, California 94551.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The percentage of Common Stock beneficially owned is based on 50,488,045 shares issued and outstanding as of April 17, 2017. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options or restricted stock units exercisable or vesting within 60 days after April 17, 2017 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned
	Number (1)	Percentage
5% Stockholders:
Parthenon DCS Holdings, LLC (2)	13,500,878	26.7%
Invesco Ltd. (3)	9,607,230	19.0%
Prescott Group Capital Management, L.L.C. (4)	4,564,105	9.0%
Philadelphia Financial Management of San Francisco, LLC (5)	3,675,597	7.3%
Executive Officers and Directors:
Lisa C. Im (6)	2,666,891	5.2%
Harold T. Leach, Jr. (7)	636,563	1.3%
Hakan L. Orvell (8)	300,386	*
Jeffrey R. Haughton (9)	202,065	*
Bradley M. Fluegel (10)	61,744	*
Todd R. Ford (11)	139,586	*
Brian P. Golson (2)	13,500,878	26.7%
Bruce E. Hansen (12)	107,628	*
William D. Hansen (13)	129,586	*
All Executive Officers and Directors as a group (9 persons) (14)	17,745,327	33.6%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Based on a Schedule 13G/A filed with the SEC on February 12, 2016 by Parthenon DCS Holdings, LLC (“DCS Holdings”). The reported shares are owned of record by DCS Holdings. Parthenon Investors II, L.P., as the manager of DCS Holdings; PCAP Partners II, LLC, as the general partner of Parthenon Investors II, L.P.; PCAP II, LLC, as the

managing member of PCAP Partners II, LLC; PCP Managers, LLC, as the managing member of PCAP II, LLC; and Mr. Golson, William Kessinger and David Ament, as managing members of PCP Managers, LLC, may be deemed to beneficially own the securities owned of record by DCS Holdings. Mr. Golson is a Managing Director of Parthenon Capital Partners, an affiliate of PCAP Partners II, LLC. Each of the foregoing persons disclaims beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address for the foregoing persons is c/o Parthenon Capital Partners, Four Embarcadero Center, Suite 3610, San Francisco, California 94111.

(3)
Based on a Schedule 13G/A filed with the SEC on February 8, 2017 by Invesco Ltd. (“Invesco”), an investment adviser which is deemed to be the beneficial owner of 9,607,230 shares. Invesco has sole voting and dispositive power over all shares beneficially owned by it. The principal business address of Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

(4)
Based on a Schedule 13G/A filed with the SEC on February 10, 2017 by Prescott Group Capital Management, L.L.C. (“PGC”), and certain entities affiliated or associated with Prescott, including Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Small Cap II, L.P. (collectively, the “Small Cap Funds”), and Phil Frohlich, the principal of Prescott, reflecting shared voting and dispositive power with respect to 4,564,105 shares of common stock of the Company purchased by the Small Cap Funds through the account of Prescott Group Aggressive Small Cap Master Fund, G.P., (“Prescott Master Fund”), of which the Small Cap Funds are general partners. Prescott serves as the general partner of the Small Cap Funds. The principal business address of PGC is 1924 South Utica Suite 1120, Tulsa, Oklahoma, 74104-6429.

(5)
Based on a Schedule 13D filed with the SEC on December 22, 2016 by Philadelphia Financial Management of San Francisco, LLC (PFM), PFM reported beneficial ownership of common stock held by PFM for the account of Boathouse Row I, L.P., Boathouse Row II, L.P., Boathouse Row Offshore Ltd. and Jordan Hymowitz. Mr. Hymowitz is the managing member of PFM and its majority owner. PFM has shared voting power and shared dispositive power over 3,675,597 shares of our common stock. The principal business address of PFM is c/o Philadelphia Financial Management of San Francisco, LLC, 450 Sansome Street, Suite 1500, San Francisco, CA 94111.

(6)	Includes 1,250,457 shares subject to options exercisable within 60 days of April 17, 2017.

(7)	Includes 291,251 shares subject to options exercisable within 60 days of April 17, 2017.

(8)	Includes 236,037 shares subject to options exercisable within 60 days of April 17, 2017.

(9)	Includes 145,838 shares subject to options exercisable within 60 days of April 17, 2017.

(10)	Includes 46,296 restricted stock units ("RSUs") scheduled to vest within 60 days of April 17, 2017.

(11)	Includes 50,000 shares subject to options exercisable within 60 days of April 17, 2017, and 46,296 shares underlying RSUs scheduled to vest within 60 days of April 17, 2017.

(12)	Includes 50,000 shares subject to options exercisable within 60 days of April 17, 2017, and 46,296 shares underlying RSUs scheduled to vest within 60 days of April 17, 2017.

(13)	Includes 50,000 shares subject to options exercisable within 60 days of April 17, 2017, and 46,296 shares underlying RSUs scheduled to vest within 60 days of April 17, 2017.

(14)
Includes 2,073,619 shares subject to options exercisable within 60 days of April 17, 2017 and 185,184 shares underlying RSUs scheduled to vest within 60 days of April 17, 2017. Also includes 13,500,878 shares held by Parthenon DCS Holdings, LLC.

AUDIT COMMITTEE REPORT
As part of fulfilling its responsibilities, the audit committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with management and KPMG LLP, or KPMG, and discussed with KPMG those matters required by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on these reviews and discussions with management and KPMG, the audit committee recommended to the board of directors that the Company’s audited financial statements for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K filed with the SEC.
The Audit Committee Members

Todd R. Ford (Chair)
William D. Hansen
Bruce E. Hansen
Fees Paid to Independent Registered Public Accounting Firm
The audit committee’s policy is to evaluate and determine that the services provided by KPMG in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2016 and 2015 for professional services rendered by KPMG for the audit of our financial statements and other services.

Year	Audit Fees(1)	Audit-Related Fees	Tax Fees	All Other Fees
2016	$736,000	$ —	$ —	$ —
2015	$698,000	$ —	$ —	$ —

(1)
Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q, for services that are normally provided in connection with statutory and regulatory filings or engagements, and in connection with public equity offerings.

Audit Committee Pre-Approval Procedures
With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the audit committee. Other specified services provided to the Company by KPMG are generally reapproved only when the fees charged for the provision of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the audit committee. It is our practice that the audit committee Chair has pre-approval authority with respect to permitted services. The Chair of the audit committee reports any pre-approval decisions to our audit committee at its next scheduled meeting.

PROPOSAL 2 — APPROVAL OF OUR SECOND AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
In April 2017, our board of directors approved amendments to our Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), subject to the approval of our stockholders at the Annual Meeting. We are asking our stockholders to approve the amendments to the 2012 Plan as approved by our board of directors. If approved, three plan amendments will take effect. The three plan amendments are, first, to increase the number of shares available for issuance under the 2012 Plan, second, to establish a minimum vesting period of one-year for equity awards under the 2012 Plan, and third, to eliminate certain provisions in the 2012 Plan that allow us to pay out dividends on unvested equity awards. In addition, upon stockholder approval, the term of the 2012 Plan will be extended by ten years until April 5, 2027, and the term during awards granted thereunder can be structured as performance-based compensation not subject to the corporate income tax deduction limit imposed by Section 162(m) of the Internal Revenue Code (“Code”) will be extended by five years until April 5, 2022.
Description of Amendments
Increase in Available Shares. The first amendment contained in the 2012 Plan approved by our board of directors and submitted for stockholder approval is an increase in the number of shares available for issuance thereunder by 4,000,000 shares, from 6,550,000 shares to 10,550,000 shares. As of December 31, 2016, under our 2012 Plan, we had issued 478,308 shares pursuant to vested stock unit awards and exercised option awards under the 2012 Plan, 2,060,240 shares were subject to outstanding restricted stock unit awards and 2,579,968 shares were subject to outstanding option awards. Accordingly, as of that date, the total number of shares that could potentially be issued as a result of outstanding awards under the 2012 Plan was 6,550,000, leaving 1,431,484 shares reserved and available for issuance pursuant to future awards granted under the 2012 Plan.
Our board of directors believes that the current number of shares that may be issued under the 2012 Plan is not sufficient in light of our compensation structure and strategy and our business plan. Our board of directors has concluded that our ability to attract, retain and motivate top quality employees, non-employee directors, consultants and advisors is important to our success and would be enhanced by our continued ability to make grants under the 2012 Plan and that our ability to use equity awards to compensate our personnel is particularly important at this time when we are intently focused on preserving our cash resources. Our board of directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in our company. Our board of directors believes that the increase in the maximum number of shares that may be issued under the 2012 Plan from 6,550,000 to 10,550,000 shares will ensure that we continue to have a sufficient number of shares with which to achieve our business and compensation strategies.
We do not believe the proposed 4,000,000 share increase will be unduly dilutive to stockholders:

•
A common measure of potential dilution from outstanding equity awards is “overhang,” generally defined as equity awards outstanding but not exercised, plus equity awards available to be granted (together referred to as potential equity award shares), divided by the sum of total common shares outstanding plus potential equity award shares. As of December 31, 2016, our overhang was 12.2%, as compared with 13.7% as of December 31, 2015.

•
Another common measure of dilution is “burn rate”, which shows how rapidly a company is depleting the shares reserved for issuance under its equity compensation plans, but without taking into account award cancellations or forfeitures. Our annual burn rate was 2.5% in 2015 and was 3.2% in 2016.

•
In addition to our low annual burn rate, the amount of equity compensation granted to our executive officers has been limited. Our executive officers received no equity compensation in 2014. In 2015, our chief financial officer and chief operating officer each received performance-based restricted stock unit awards. Our chief executive officer did not receive any form of such restricted stock unit awards in 2015. In 2016, our chief financial officer and chief compliance officer each received restricted stock unit awards, and our chief operating officer received both a restricted stock unit award and stock option award. Our chief executive officer did not receive any form of equity compensation in 2016.

•
Further, our compensation committee and board of directors has worked with its independent compensation consultant and our management to design an equity award program for 2017 that includes the use of performance-based restricted stock unit awards to reduce dilution to stockholders and tie compensation to performance goals.

After forecasting our anticipated growth rate for the next few years, we believe that the total of 4,000,000 new shares will be sufficient for at least three years’ worth of equity grants under our current compensation program. We do not anticipate requiring stockholder approval for additional shares until the 2020 Annual Meeting, although we may elect to do so sooner if our growth plan accelerates or other conditions merit requesting more shares. We believe equity incentive compensation is a critical component to our compensation practices and allows us to incent our employees and more closely align their efforts with the creation of long-term stockholder value while helping to preserve our cash resources as our business goes through a transitional period. In order to continue with our equity compensation practices, we feel it is important for stockholders to approve the proposed amendments to the 2012 Plan.
One-Year Minimum Vesting Period. The second amendment to the 2012 Plan approved by our board of directors consists of a mandate that all future equity awards granted under the 2012 Plan will include a minimum one year vesting period, subject to a de minimis (5%) exception to address special circumstances. This provision reinforces our focus on using grants under the 2012 Plan to provide extended retention and performance incentives for equity grantees.
No Dividends on Unearned Awards. The third amendment to the 2012 Plan approved by our board of directors consists of the elimination of our ability to pay dividends on awards, including both service- or performance based vesting awards, prior to vesting of the award. This provision reinforces our commitment to using the 2012 Plan solely as a tool that rewards key contributor performance only to the extent benefits are earned.
If this proposal is not approved by our stockholders, the current share limit under, and other current terms and conditions of, the 2012 Plan will continue in effect.
Summary of the 2012 Plan
The 2012 Plan became effective immediately prior to our initial public offering in July 2012 and was subsequently amended by our board of directors and approved by our stockholders at our 2015 annual meeting. The 2012 Plan authorizes the issuance of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options), performance shares or stock appreciation rights. The following summary of the principal features of the 2012 Plan is qualified in its entirety by reference to the 2012 Plan itself. For a more complete description of the terms of the 2012 Plan, you should read a copy of the proposed amended 2012 Plan, which is set forth in Appendix A to this proxy statement.
Integrated Best Practices. The 2012 Plan also includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

•	No Evergreen Feature - the 2012 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•
No Discounted Options - stock options and stock appreciation rights may not be granted under the 2012 Plan with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No “Underwater” Option Repricings or Buyouts -stock options option and stock appreciation rights outstanding under the 2012 Plan may not be amended to reduce the exercise price thereof and stock options and stock appreciation rights outstanding under the 2012 Plan that have an exercise price in excess of the then-current fair market value per share may not be cancelled or substituted in exchange for a new award without stockholder approval.

•
Minimum Vesting Period - the proposed amended 2012 Plan provides that all future awards will not vest sooner than one year following the date of grant, subject to exceptions in the case of a participant who terminates employment due to his or her retirement, death, disability or a change in control of the Company. To address special circumstances that may arise, there is an exception for up to 5% of the available shares under the 2012 Plan, which will not be subject to the one-year minimum vesting requirement, as determined by the board (or a committee thereof) either at the time an award is granted or at a later date.

•
No Dividends on Unearned Awards - the proposed amended 2012 Plan provides that no dividends or other distributions may be paid with respect to an award unless and until the corresponding service and performance-

vesting criteria have been satisfied, although dividends or other distributions may accrue on such unvested awards and become payable later upon vesting.
Administration - The compensation committee of our board of directors, or the board of directors acting as the compensation committee may administer the 2012 Plan, including the determination of the recipient of an award, the number of shares subject to each award, whether an option is to be classified as an incentive stock option or nonstatutory option, and the terms and conditions of each award, including the exercise and purchase prices and the vesting or duration of the award. Our board of directors may appoint committees comprised of one or more members of our board of directors or, subject to applicable law and board of director oversight, committees comprised of one or more officers to administer our 2012 Plan with respect to employees who are not subject to Section 16 of the Exchange Act. The 2012 Plan is currently administered by the board of directors, without delegation to any committees.
Eligibility. Our officers and employees and those of our subsidiaries and affiliates are eligible to participate in the 2012 Plan. Our directors and other persons that provide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2012 Plan. The term subsidiary is used in this summary to refer to any corporation, if we or one or more other subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. The term affiliate is used in this summary to refer to any entity other than a subsidiary, if we or one or more subsidiaries own not less than 50% of such entity. As of December 31, 2016, 1,211 officers and employees and five non-employee directors were eligible to be considered for the grant of awards under the 2012 Plan.
Authorized Shares. We are requesting 4,000,000 additional shares be approved for issuance under the proposed amended 2012 Plan. Prior to the proposed amendments to the 2012 Plan, 6,550,000 shares of our common stock have been authorized for issuance. No more than such aggregate number of shares reserved for issuance under the 2012 Plan may be delivered upon the exercise of incentive stock options granted under the 2012 Plan plus, to the extent allowable under the incentive stock option rules, any shares that again become available for issuance under the 2012 Plan under the following provision.
Shares subject to awards granted under the 2012 Plan that are forfeited or terminated before being exercised or settled, or are not delivered to the participant because such award is settled in cash will again become available for issuance under the 2012 Plan. Shares withheld to satisfy the grant, exercise price or tax withholding obligation related to an award will again become available for issuance under the 2012 Plan. However, shares that have actually been issued shall not again become available unless forfeited.
Types of Awards.

•
Stock options - A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under our 2012 Plan, incentive stock options and nonstatutory options must be granted with an exercise price of at least 100% of the fair market value of our common stock on the date of grant. Incentive stock options granted to any holder of more than 10% of the voting shares of our company must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. On December 31, 2016, the fair market value of our common stock was $2.35 per share based on the closing sales price reported on the NASDAQ Global Market. No incentive stock option can be granted to an employee if as a result of the grant, the employee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. We expect that 1/4th of the total number of shares subject to any options granted under the 2012 Plan will vest and become exercisable 12 months after the vesting commencement date for options granted, and the remaining options will vest and become exercisable at a rate of 1/48th of the total number of shares subject to the options each month thereafter. Each stock option agreement sets forth the term of the options, which is prohibited from exceeding ten years (five years in the case of an incentive stock option granted to any holder of more than 10% of our voting shares), and the extent to which the optionee will have the right to exercise the option following termination of the optionee’s service with the company. Payment of the exercise price may be made in cash or cash equivalents or, if provided for in the stock option agreement evidencing the award, (i) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (ii) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (iii) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (iv) by a “net exercise” arrangement, (v) by delivering a full-recourse promissory note or (vi) by any other form that is consistent with applicable laws, regulations and rules.

•
Restricted stock - Restricted stock is a share award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Participants who are granted restricted stock awards generally have all of the rights of a stockholder with respect to such stock, other than the right to transfer such stock prior to vesting. However, a grant may require that any or all dividends or other distributions paid prior to vesting of the stock be automatically deferred and/or reinvested in additional shares of restricted stock (which may be subject to the same restrictions as the initial, underlying award of restricted stock) or be paid in cash on a deferred basis contingent on achievement of vesting. Subject to the terms of the 2012 Plan, our board or compensation committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock may be awarded for such consideration as our board or compensation committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services or services rendered prior to the award, without cash payment by the recipient.

•
Stock units - Stock units give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement established by our board or compensation committee and as set forth in a stock unit agreement. Unlike restricted stock, the stock underlying stock units will not be issued until the stock units have vested and are settled, and recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. Our board or compensation committee may elect to settle vested stock units in cash or in common stock or in a combination of cash and common stock. Subject to the terms of the 2012 Plan, our board or compensation committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between us and each recipient.

•
Stock appreciation rights - Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The exercise price of a stock appreciation right will be determined by our board or compensation committee, which shall not be less than the fair market value of our common stock on the date of grant. Our board or compensation committee may elect to pay stock appreciation rights in cash or in common stock or in a combination of cash and common stock.

•
Cash-based awards - Cash-based awards may be granted in such number or amount and upon such terms, and subject to such conditions, as our board or compensation committee shall determine at the time of grant. Payment, if any, with respect to a cash-based award shall be made in accordance with the terms of the award agreement and may be made in cash or in shares, as our board or compensation committee determines.

•
Performance-based awards - Stock unit awards, restricted stock awards and cash-based awards may be granted under terms intended to qualify them as “performance-based compensation” exempt from the tax deduction limitations of Section 162(m) of the Code. Section 162(m) limits a publicly traded corporation’s income tax deduction for compensation paid to certain executive officers to $1.0 million per person per year unless the compensation qualifies as “performance-based compensation.” To qualify as “performance-based compensation,” the number of shares or other benefits granted, issued, retainable or vested under an award shall be subject to the attainment of pre-established, objective performance goals for a specified period of time relating to one or more of the performance criteria, either individually, alternatively or in any combination, applied to either the individual or to us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, and subject to specified adjustments, in each case as specified by the board or compensation committee in the award: All such objective performance criteria must be specified in the 2012 Plan and must be approved by our stockholders. Stockholder approval of the proposed amendments to the 2012 Plan will constitute approval for purposes of Section 162(m) of the Code, including use of these qualifying performance criteria in designing such awards: cash flows, earnings per share, earnings before interest, taxes and depreciation and amortization, and such additional adjustments, if any, as may be approved by the board of directors or the compensation committee, return on equity, total stockholder return, share price performance, return on capital, return on assets or net assets, revenue, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, return on invested capital, market segment shares, costs, expenses, regulatory body approval for commercialization of a product or implementation or completion of critical projects.
The compensation committee may appropriately adjust any evaluation of performance under the qualifying performance criteria to exclude any of the following events that occurs during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs and any extraordinary nonrecurring items as determined under generally acceptable accounting principles and/or disclosed in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, to exclude the dilutive effects of acquisitions or joint ventures, to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; and to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case within the time prescribed by, and otherwise in compliance with, Section 162(m).
The maximum number of shares subject to performance-based awards that may be granted to any participant in any calendar year is 2,000,000 shares and the maximum aggregate amount of cash that may be payable to a participant under the performance-based awards granted to a participant in any year that are cash-based awards is $10,000,000.
Transferability of Awards. Each award granted under the 2012 Plan is nontransferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during the recipient’s lifetime only by the recipient or by his or her guardian or legal representative, except as otherwise specifically provided for in the award agreement. More particularly, an award may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process, except as otherwise specifically provided for in the award agreement.
Change in Capitalization; Change in Control. If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the board or compensation committee in the number and kind of shares as to which awards may be granted, as well as in the price per share of the common stock covered by each outstanding award.
If we merge with or into another corporation, our board or compensation committee has the discretion to provide for immediate vesting, exercisability and settlement of outstanding awards under the 2012 Plan or settlement of the intrinsic value of such awards (whether or not then vested or exercisable) in cash or cash equivalents or equity followed by cancellation of such awards, unless the awards are assumed, continued or substituted with similar awards by the surviving entity in the merger or a parent or subsidiary of the surviving entity. If we are involved in an asset acquisition, stock acquisition, merger or similar transaction with another entity, our board or compensation committee may make awards under the 2012 Plan by the assumption, substitution or replacement of awards granted by another entity. The terms of such assumed, substituted or replaced awards will be determined by our board or compensation committee in its discretion. Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed if necessary until such payments would be permissible under Section 409A.
Amendment and Termination. The proposed amendments to the 2012 Plan provide that the 2012 Plan will terminate automatically on April 5, 2027, unless terminated earlier by the board of directors. Our board of directors may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not materially impair the rights of holders of outstanding awards without their consent.

Certain United States Federal Income Tax Consequences to Recipients of Awards
The following is a summary of certain United States federal income tax consequences to recipients of awards under the 2012 Plan and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. This summary is not intended as tax advice to any person and recipients of awards should consult their own tax advisors for any federal, state, local and foreign tax effects on their individual circumstances.
Recipients who receive incentive stock options will be subject to taxation only upon the sale of the common stock acquired upon exercise of the incentive stock option, unless the recipient is subject to the alternative minimum tax at the time of exercise. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.
Recipients who receive nonstatutory stock options or stock appreciation rights will be subject to taxation upon exercise of such options or stock appreciation rights on the spread between the fair market value of the common stock on the date of exercise and the exercise price of such options or stock appreciation right. This spread is treated as ordinary income to the recipient, and the Company is permitted to deduct as a compensation expense a corresponding amount. Nonstatutory stock options and stock appreciation rights do not give rise to a tax preference item subject to the alternative minimum tax.
Recipients who receive restricted stock subject to a substantial risk of forfeiture will be subject to taxation on income equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Recipients who receive restricted stock units or cash-based awards are generally subject to tax at the time of settlement or payment, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.
Awards under the 2012 Plan are generally intended to be exempt from Section 409A of the Code. However, any awards that do provide for a deferral of compensation and are not exempt from Section 409A of the Code, will be subject to certain requirements with respect to deferral and distribution elections and events. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code , the recipient of that award will be subject to an additional 20% federal income tax and additional state taxes as applicable and will recognize ordinary income on the vested, deferred amounts under the award, even if the award is not yet paid.
If an award is accelerated under the 2012 Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the Company in certain circumstances.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2012 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.
Specific Plan Benefits Under the 2012 Plan
Past Plan Benefits under the 2012 Plan. The following table shows information through December 31, 2016 regarding the previous grants of shares under this 2012 Plan (including shares subject to awards that expired or terminated without have been exercised or paid and thus became available for new award grants under the 2012 Plan) among the persons and groups identified below.

Name and Position	Option Awards(#)	Restricted Stock Units(#)	Total
Named Executive Officers:
Lisa C. Im, Chief Executive Officer	884,687	—	884,687
Harold T. Leach, Jr., Chief Compliance Officer	304,896	248,000	552,896
Hakan L. Orvell, Vice President and Chief Financial Officer	137,448	246,500	383,948
Jeffrey R. Haughton, Chief Operating Officer	260,000	287,270	547,270
All executive officers, as a group (4 persons)	1,587,031	781,770	2,368,801
All directors who are not executive officers, as a group (4 persons)	50,000	353,102	403,102
All employees, including officers who are not executive officers, as a group	1,789,178	1,799,950	3,589,128
New Plan Benefits under the 2012 Plan. The grant of additional awards under the 2012 Plan in the future and the nature of any such awards are subject to the discretion of the compensation committee (or, in the case of awards to executive officers or directors, the board of directors). Accordingly, it is not possible to determine the number, amount and type of future awards to be received by or allocated to eligible named executive officers, non-employee directors and other employees as a result of the proposed amendment and restatement.
Overview of Equity Compensation Plans
For more information on all of our equity compensation plans, including the 2012 Plan, please see the section titled “-Information About Our Equity Compensation Plans” below.
Vote Required
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter at the Annual Meeting is required for approval of this Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN.
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2016.

	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (2)	4,640,208	$9.49	1,431,484
Equity compensation plans not approved by security holders (3)	926,561	$1.28	—
Total	5,566,769		1,431,484

(1)
The calculation of the weighted average exercise price includes only stock options and does not include the outstanding restricted stock and restricted stock unit awards which do not have an exercise price.

(2)	Represents shares under the Company’s Amended and Restated 2012 Stock Incentive Plan.

(3)	Represents shares under the Company’s 2007 Stock Option Plan.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017
Based upon its review of KPMG LLP’s (“KPMG”) qualifications, independence and performance, the audit committee of our board of directors has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. However, as a matter of proper corporate governance, the audit committee is submitting its appointment of KPMG as the Company’s independent registered public accounting firm for 2017 for ratification by our stockholders.
If our stockholders fail to ratify the appointment of KPMG, the audit committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the audit committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for 2017.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

GENERAL INFORMATION
Stockholder Proposals for the 2018 Annual Meeting
Stockholder proposals for inclusion in the proxy materials for the 2018 annual meeting must be received at our principal executive offices not more than 120 days, or February 6, 2018, nor less than 90 days, or March 8, 2018, prior to the first anniversary date of our 2017 Annual Meeting of Stockholders.
In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next annual meeting of stockholders (that is, the next annual meeting following the annual meeting to which this proxy statement relates) must give written notice thereof to our Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our bylaws, which require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding annual meeting of stockholders. In the event the date of the 2018 annual meeting is more than 30 days before or 60 days after the anniversary date of the 2017 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2018 annual meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2018 annual meeting.
Annual Report and Financial Statements
A copy of our 2016 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2016, is enclosed or provided with this proxy statement and other voting materials.
Section 16(a) Beneficial Ownership Reporting Compliance
Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2016.
Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary or call (925) 960-4800, and we will promptly send you what you have requested. You can also contact our Secretary at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
Copies of Corporate Governance Materials Available
Our board of directors has adopted various corporate governance guidelines setting forth our governance principals and governance practices. These documents are available for downloading or printing on our web site at www.performantcorp.com, by selecting “Investors” and then “Corporate Governance.”

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Conflict of Interest and Ethics Policy

•	Code of Ethics for Senior Financial Officers and Directors

Appendix A
2012 Amended and Restated Stock Incentive Plan

PERFORMANT FINANCIAL CORPORATION
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
(Adopted by the Board of Directors on April 24, 2017)

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(e)	Amendment or Cancellation and Re-grant of Stock Awards	7
SECTION 4.	ELIGIBILITY.	7
(a)	General Rule	7
(b)	Ten-Percent Stockholders	7
(c)	Attribution Rules	7
(d)	Outstanding Stock	7
SECTION 5.	STOCK SUBJECT TO PLAN.	7
(a)	Basic Limitation	8
(b)	Section 162(m) Award Limitation	8
(c)	Additional Shares	8
SECTION 6.	RESTRICTED SHARES.	8
(a)	Restricted Stock Agreement	8
(b)	Payment for Awards	9
(c)	Vesting; Minimum Vesting Period and Exceptions	9
(d)	Voting and Dividend Rights	9
(e)	Restrictions on Transfer of Shares	9
SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.	9
(a)	Stock Option Agreement	9
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Withholding Taxes	10
(e)	Vesting and Exercisability; Minimum Vesting Period and Exceptions; Maximum Term	10
(f)	Exercise of Options	11
(g)	Effect of Change in Control	11
(h)	No Rights as a Stockholder	11
(i)	Modification, Extension and Renewal of Options	11
(j)	Restrictions on Transfer of Shares	11
SECTION 8.	PAYMENT FOR SHARES.	11
(a)	General Rule	11
(b)	Surrender of Stock	11
(c)	Services Rendered	12
(d)	Cashless Exercise	12
(e)	Exercise/Pledge	12
(f)	Net Exercise	12
(g)	Promissory Note	12
(h)	Other Forms of Payment	12
(i)	Limitations under Applicable Law	12
SECTION 9.	STOCK APPRECIATION RIGHTS.	12
(a)	SAR Agreement	12
(b)	Number of Shares	13
(c)	Exercise Price	13
(d)	Vesting and Exercisability; Minimum Vesting Period and Exceptions; Maximum Term	13

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(e)	Effect of Change in Control	13
(f)	Exercise of SARs	13
(g)	Modification or Assumption of SARs	14
(h)	No Rights as a Stockholder	14
SECTION 10.	STOCK UNITS.	14
(a)	Stock Unit Agreement	14
(b)	Payment for Awards	14
(c)	Vesting; Minimum Vesting Period and Exceptions	14
(d)	Voting and Dividend Rights	15
(e)	Form and Time of Settlement of Stock Units	15
(f)	Death of Recipient	15
(g)	Creditors’ Rights	15
SECTION 11.	CASH-BASED AWARDS	15
SECTION 12.	ADJUSTMENT OF SHARES.	16
(a)	Adjustments	16
(b)	Dissolution or Liquidation	16
(c)	Reorganizations	16
(d)	Reservation of Rights	17
SECTION 13.	DEFERRAL OF AWARDS.	17
(a)	Committee Powers	17
(b)	General Rules	18
SECTION 14.	AWARDS UNDER OTHER PLANS.	18
SECTION 15.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.	18
(a)	Effective Date	18
(b)	Elections to Receive NSOs, SARs, Restricted Shares or Stock Units	18
(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	18
SECTION 16.	LEGAL AND REGULATORY REQUIREMENTS.	18
SECTION 17.	TAXES.	19
(a)	General	19
(b)	Share Withholding	19
(c)	Section 409A.	19
SECTION 18.	OTHER PROVISIONS APPLICABLE TO AWARDS.	19
(a)	Transferability	19
(b)	Substitution and Assumption of Awards	20
(c)	Qualifying Performance Criteria	20
SECTION 19.	NO EMPLOYMENT RIGHTS.	21
SECTION 20.	DURATION AND AMENDMENTS.	21
(a)	Term of the Plan	21
(b)	Right to Amend or Terminate the Plan	21
(c)	Effect of Termination	22
SECTION 21.	EXECUTION.	23

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

PERFORMANT FINANCIAL CORPORATION
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

SECTION 1.	ESTABLISHMENT AND PURPOSE.
The Plan was originally adopted by the Board of Directors on July 20, 2012, and amended and restated by the Board of Directors on April 16, 2015, May 11, 2015 and April 6, 2017. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.	DEFINITIONS.
(a)    “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)    “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit or a Cash-Based Award under the Plan.
(c)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
(d)    “Cash-Based Award” shall mean an Award that entitles the Participant to receive a cash-denominated payment.
(e)    “Change in Control” shall mean the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:
(A)    Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or
(B)    Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);
provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board of Directors; or

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(ii)
Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)
The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.
For purposes of subsection (e)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.
For purposes of subsection (e)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
Any other provision of this Section 2(e) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial or secondary public offering of securities or debt of the Company to the public.
(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(g)    “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.
(h)    “Company” shall mean Performant Financial Corporation, a Delaware corporation.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(i)    “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.
(j)    “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(k)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)    “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(m)    “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)
If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)
If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; and

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(n)    “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.
(o)    “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.
(p)    “Offeree” shall mean a person to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).
(q)    “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(r)    “Optionee” shall mean a person who holds an Option or SAR.
(s)    “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.
(t)    “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(u)    “Participant” shall mean a person who holds an Award.
(v)    “Performance Based Award” shall mean any Restricted Share Award, Stock Unit Award or Cash-Based Award granted to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
(w)    “Plan” shall mean this 2012 Stock Incentive Plan of Performant Financial Corporation, as amended from time to time.
(x)    “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.
(y)    “Restricted Share” shall mean a Share awarded under the Plan.
(z)    “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.
(aa)    “SAR” shall mean a stock appreciation right granted under the Plan.
(bb)    “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.
(cc)    “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.
(dd)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).
(ee)    “Stock” shall mean the Common Stock of the Company.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(ff)    “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.
(gg)    “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Agreement.
(hh)    “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.
(ii)    “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(jj)    “Total and Permanent Disability” shall mean any permanent and total disability as defined by Section 22(e)(3) of the Code.
SECTION 3.    ADMINISTRATION.

(a)
Committee Composition. The Plan shall be administered by a Committee appointed by the Board of Directors or by the Board of Directors acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board of Directors, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)
Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c)
Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)	Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Offerees and Optionees;

(vii)	To determine the type of Award and the number of Shares or amount of cash to be made subject to each Award;

(viii)
To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

(e)
Amendment or Cancellation and Re-grant of Stock Awards. Notwithstanding any contrary provision of the Plan, neither the Board of Directors nor any Committee, nor their designees, shall have the authority to: (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for another Option, SAR or other Award, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 12.

SECTION 4.    ELIGIBILITY.
(a)    General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options, SARs or Cash-Based Awards.
(b)    Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c)
Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d)
Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.    STOCK SUBJECT TO PLAN.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(a)
Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 10,550,000 (the “Absolute Share Limit”). The number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)
Section 162(m) Award Limitation. Notwithstanding any contrary provisions of the Plan, and subject to the provisions of Section 12, with respect to any Option or SAR that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no Participant may receive Options or SARs under the Plan in any calendar year that relate to an aggregate of more than 2,000,000 Shares. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option or SAR shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(c)
Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Only the number of Shares (if any) actually issued in settlement of Awards (and not forfeited) shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Any Shares withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again become available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(c), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

SECTION 6.    RESTRICTED SHARES.

(a)
Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(b)
Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)
Vesting; Minimum Vesting Period and Exceptions. Each Award of Restricted Shares shall vest, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement, which shall be consistent with the requirements of this Section 6(c). Awards of Restricted Shares granted under the Plan shall vest no earlier than the one (1) year anniversary of the Award’s date of grant; provided, however, that the Committee, in its sole discretion, may provide for an Award to vest earlier by reason of the Participant’s death, Total and Permanent Disability or retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction); provided, further, that, notwithstanding the foregoing in this sentence Restricted Shares related to conversions under Sections 15 or 18(b) are not subject to such minimum vesting provisions; and provided, further, that, notwithstanding the foregoing in this sentence, Restricted Shares may be granted or outstanding Restricted Shares modified without regard to such minimum vesting provisions as long as such Restricted Shares (when combined with all other Awards not subject to one (1)-year minimum vesting or one of the preceding exceptions) result in issuance of an aggregate of no more than 5% of the Shares reserved for issuance under Section 5(a)-(c). For purposes of Awards to Outside Directors, a vesting period will be deemed to be one (1)-year from the date of grant if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

(d)
Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, dividends payable in respect of Restricted Shares shall at all times be subject to restrictions and risk of forfeiture to the same extent as the underlying Restricted Share and shall not be paid unless and until the underlying Restricted Share vests.

(e)
Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.

(a)
Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c)
Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)
Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)
Vesting and Exercisability; Minimum Vesting Period and Exceptions; Maximum Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable, which terms shall be consistent with the requirements of this Section 7(e). Awards of Options granted under the Plan shall vest and become exercisable no earlier than the one (1) year anniversary of the Award’s date of grant; provided, however, that the Committee, in its sole discretion, may provide for an Award to vest and become exercisable earlier by reason of the Participant’s death, Total and Permanent Disability or retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction); provided, further, that, notwithstanding the foregoing in this sentence Options related to conversions under Sections 15 or 18(b) are not subject to such minimum vesting provisions; and provided, further, that, notwithstanding the foregoing in this sentence, Options may be granted or outstanding Options modified without regard to such minimum vesting and exercisability provisions as long as such Options (when combined with all other Awards not subject to one (1)-year minimum vesting or one of the preceding exceptions) result in issuance of an aggregate of no more than 5% of the Shares reserved for issuance under Section 5(a)-(c). For purposes of Awards to Outside Directors, a vesting period will be deemed to be one (1)-year from the date of grant if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(f)
Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)
Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)
No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option (including dividend rights) until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12. No dividend equivalents shall be payable with respect to Options.

(i)
Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j)
Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8.    PAYMENT FOR SHARES.

(a)
General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b)
Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)
Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)
Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)
Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)    Net Exercise. To the extent that a Stock Option Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Optionee in cash other form of payment permitted under the Stock Option Agreement.

(g)
Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h)
Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i)
Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.    STOCK APPRECIATION RIGHTS.

(a)
SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)
Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)
Vesting and Exercisability; Minimum Vesting Period and Exceptions; Maximum Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable, which terms shall be consistent with the requirements of this Section 9(d). Awards of SARs granted under the Plan shall vest and become exercisable no earlier than the one (1) year anniversary of the Award’s date of grant; provided, however, that the Committee, in its sole discretion, may provide for an Award to vest and become exercisable earlier by reason of the Participant’s death, Total and Permanent Disability or retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction); provided, further, that, notwithstanding the foregoing in this sentence SARs related to conversions under Sections 15 or 18(b) are not subject to such minimum vesting provisions; and provided, further, that, notwithstanding the foregoing in this sentence, SARs may be granted or outstanding SARs modified without regard to such minimum vesting and exercisability provisions as long as such SARs (when combined with all other Awards not subject to one (1)-year minimum vesting or one of the preceding exceptions) result in issuance of an aggregate of no more than 5% of the Shares reserved for issuance under Section 5(a)-(c). For purposes of Awards to Outside Directors, a vesting period will be deemed to be one (1)-year from the date of grant if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. The SAR Agreement shall also specify the term of the SAR. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.

(e)
Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)
Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(g)
Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of a different Award for the same or a different number of Shares. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h)
No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his SAR (including dividend rights) unless and until the date of the issuance of a stock certificate (if any) for such SAR. No adjustments shall be made, except as provided in Section 12. No dividend equivalents shall be payable with respect to SARs.

SECTION 10. STOCK UNITS.

(a)
Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

(b)	Payment for Awards. Stock Units may be awarded under the Plan for such consideration as the Committee may determine. Cash payment need not be required.

(c)
Vesting; Minimum Vesting Period and Exceptions. Each Award of Stock Units shall vest, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement, which shall be consistent with the requirements of this Section 10(c). Awards of Stock Unit granted under the Plan shall vest no earlier than the one (1) year anniversary of the Award’s date of grant; provided, however, that the Committee, in its sole discretion, may provide for an Award to vest earlier by reason of the Participant’s death, Total and Permanent Disability or retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction), provided, further, that, notwithstanding the foregoing in this sentence Stock Units related to deferrals under Section 13 or conversions under Sections 15 or 18(b) are not subject to such minimum vesting provisions; and provided, further, that, notwithstanding the foregoing in this sentence, Stock Units may be granted or outstanding Stock Units modified without regard to such minimum vesting provisions as long as such Stock Units (when combined with all other Awards not subject to one (1)-year minimum vesting or one of the preceding exceptions) result in issuance of an aggregate of no more than 5% of the Shares reserved for issuance under Section 5(a)-(c). For purposes of Awards to Outside Directors, a vesting period will be deemed to be one (1)-year from the date of grant if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(d)
Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividends equivalents shall at all times be subject to restrictions and risk of forfeiture to the same extent as the underlying Stock Unit and shall not be paid unless and until the underlying Stock Unit vests.

(e)
Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f)
Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)
Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11.     CASH-BASED AWARDS
The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

Award and may be made in cash or in shares of Stock, as the Committee determines. No Cash-Based Award granted under the Plan shall be settled in shares of Stock unless it vests no earlier than the one (1) year anniversary of the Award’s date of grant; provided, however, that the Committee, in its sole discretion, may provide for an Award to vest earlier by reason of the Participant’s death, Total and Permanent Disability or retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction); provided, further, that, notwithstanding the foregoing in this sentence Cash-Based Award related to conversions under Sections 15 or 18(b) are not subject to such minimum vesting provisions.
SECTION 12. ADJUSTMENT OF SHARES.

(a)
Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards under Section 5;

(ii)	The limitations set forth in Sections 5(a) and (b) and Section 18;

(iii)	The number of Shares covered by each outstanding Award; and

(iv)	The Exercise Price under each outstanding Award.

(b)	Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)
Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Immediate vesting, exercisability and settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(v)
Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)
Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 13. DEFERRAL OF AWARDS.

(a)	Committee Powers. Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i)
Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)
Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)
General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units (including, for avoidance of doubt in respect of the requirements and limitations of Sections 10(c) and 10(d)) and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)	Effective Date. No provision of this Section 15 shall be effective unless and until the Board of Directors has determined to implement such provision.

(b)
Elections to Receive NSOs, SARs, Restricted Shares or Stock Units. To the extent permitted by the Board of Directors, an Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board of Directors. Alternatively, the Board of Directors may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c)
Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. If permitted or mandated by the Board of Directors, the number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board of Directors. The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Board of Directors.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.
SECTION 17. TAXES.

(a)
General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)
Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the minimum legally required tax withholding.

(c)	Section 409A.
Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 18. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a)
Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18(a) shall be void and unenforceable against the Company.

(b)
Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). Notwithstanding any provision of the Plan (other than the maximum number of Shares that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

(c)
Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that in the case of any Performance Based Award, the following conditions shall apply:

(i)    The amount potentially available under an Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified period of service based on one or more of the following performance criteria: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and depreciation and amortization, and such additional adjustments, if any, as may be approved by the Board of Directors or the Committee, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) regulatory body approval for commercialization of a product, or (t) implementation or completion of critical projects (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award;
(ii)    Unless specified otherwise by the Committee at the time the performance goals are established or otherwise within the time prescribed by Section 162(m) of the Code, the Committee shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a performance period as follows: (i) to exclude asset write-downs, (ii) to exclude litigation or claim judgments or settlements, (iii) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) to exclude accruals for reorganization and restructuring programs, (v) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) to exclude the dilutive effects of acquisitions or joint ventures, (vii) to assume that any business divested by

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; and (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m);
(iii)    The Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award;
(iv)    The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code; and
(v)    The maximum aggregate number of Shares that may be subject to Performance Based Awards granted to a Participant in any calendar year is 2,000,000 Shares (subject to adjustment under Section 12), and the maximum aggregate amount of cash that may be payable to a Participant under Performance Based Awards granted to a Participant in any calendar year that are Cash-Based Awards is $10,000,000.
SECTION 19. NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.
SECTION 20. DURATION AND AMENDMENTS.

(a)	Term of the Plan. The Plan, as set forth herein, shall terminate automatically on April 5, 2027, and may be terminated on any earlier date pursuant to subsection (b) below.

(b)
Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

(c)	Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.
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Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan

SECTION 21. EXECUTION.
To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

Performant Financial Corporation

By

Name	Hakan L. Orvell

Title	Chief Financial Officer

Performant Financial Corporation
Amended and Restated 2012 Stock Incentive Plan